Exhibit 99.1

Contacts:	Alex Abraham (media)	Anne-Marie Megela (investors)
	Alex.Abraham@kraftheinz.com	ir@kraftheinz.com

KRAFT HEINZ REPORTS FIRST QUARTER 2023 RESULTS

Raises Full Year Outlook for Constant Currency Adjusted EBITDA(1)(2) and Adjusted EPS(1)(2)
Reaffirms Full Year Outlook for Organic Net Sales(1)(2)
First Quarter Highlights
•Net sales increased 7.3%; Organic Net Sales(1) increased 9.4%
•Gross profit margin increased 62 basis points to 32.6%; Adjusted Gross Profit Margin(1) increased 126 basis points to 32.8%
•Net income increased 7.1%; Adjusted EBITDA(1) increased 10.3%
•Diluted EPS was $0.68, up 7.9%; Adjusted EPS(1) was $0.68, up 13.3%
PITTSBURGH & CHICAGO - May 3, 2023 - The Kraft Heinz Company (Nasdaq: KHC) (“Kraft Heinz” or the “Company”) today reported financial results for the first quarter of 2023.
"We delivered strong results in the first quarter of 2023, with net sales growth across both our North America and International zones that continues to be fueled by Foodservice, Emerging Markets, and U.S. Retail GROW platforms," said Kraft Heinz CEO and Chair of the Board Miguel Patricio. "I am very proud of the entire Kraft Heinz team as we continue to deliver on what we can control by unlocking efficiencies and reinvesting in our brands and capabilities. Our team's continued focus on executing against the strategy is coming to fruition, but it's not time to declare victory just yet. We remain committed to advancing our business transformation, and we are confident we have the right strategy in place to win with customers and consumers, and to deliver profitable growth and create value for our stockholders."

Net Sales
In millions
	Net Sales			Organic Net Sales(1)
	April 1, 2023	March 26, 2022	% Chg vs PY	YoY Growth Rate	Price	Volume/Mix
For the Three Months Ended
North America	$4,885	$4,601	6.2%	6.7%	13.2 pp	(6.5) pp
International	1,604	1,444	11.1%	18.1%	19.3 pp	(1.2) pp
Kraft Heinz	$6,489	$6,045	7.3%	9.4%	14.7 pp	(5.3) pp

Net Income/(Loss) and Diluted EPS
In millions, except per share data
	For the Three Months Ended
	April 1, 2023	March 26, 2022	% Chg vs PY
Gross profit	$2,113	$1,931	9.4%
Operating income/(loss)	1,243	1,115	11.4%
Net income/(loss)	837	781	7.1%
Net income/(loss) attributable to common shareholders	836	776	7.7%
Diluted EPS	$0.68	$0.63	7.9%

Adjusted EPS(1)	0.68	0.60	13.3%
Adjusted EBITDA(1)	$1,480	$1,342	10.3%
Q1 2023 Financial Summary
•Net sales increased 7.3 percent versus the year-ago period to $6.5 billion, including a negative 2.1 percentage point impact from currency. Organic Net Sales(1) increased 9.4 percent versus the prior year period. Price increased 14.7 percentage points versus the prior year period, with growth in both reportable segments that was primarily driven by list price increases. Volume/mix declined 5.3 percentage points versus the prior year period, with declines in both reportable segments that were primarily driven by elasticity impacts from pricing actions.
•Net income/(loss) increased 7.1 percent versus the year-ago period to $837 million primarily driven by higher Adjusted EBITDA versus the prior year period and lapping non-cash impairment losses in the prior year period. These factors more than offset unrealized losses on commodity hedges in the current year period compared to unrealized gains on commodity hedges in the prior year period and unfavorable changes in other expense/(income). Adjusted EBITDA(1) increased 10.3 percent versus the year-ago period to $1.5 billion, primarily driven by higher pricing and efficiency gains. These factors more than offset higher supply chain costs (reflecting inflationary pressure in procurement and manufacturing costs), unfavorable volume/mix, higher commodity costs (mainly in soybean and vegetable oils, energy, and sweeteners), higher general corporate expenses, an unfavorable impact from foreign currency (1.6 pp), and an unfavorable impact of Cyclone Gabrielle in New Zealand in the first quarter of 2023.
•Diluted EPS was $0.68, up 7.9 percent versus the prior year period, primarily driven by the net income/(loss) factors discussed above. Adjusted EPS(1) was $0.68, up 13.3 percent versus the prior year period, primarily driven by higher Adjusted EBITDA and lower interest expense. These factors more than offset unfavorable changes in other expense/(income) and higher taxes on adjusted earnings.
•Year-to-date net cash provided by operating activities was $486 million, flat versus the year-ago period as higher Adjusted EBITDA and lower cash outflows for variable compensation versus the year-ago period were offset by unfavorable changes in cash collateral related to our commodity derivative margin requirements, higher cash outflows in accounts payable, unfavorable changes in trade receivables, and higher cash outflows for inventories. Year-to date Free Cash Flow(1) was $220 million, down 19.3 percent versus the prior year period driven by an increase in capital expenditures.

Outlook
The Company reaffirms its expectation of 2023 Organic Net Sales(2) growth of 4 to 6 percent versus 2022. The Company is raising 2023 Constant Currency Adjusted EBITDA(1)(2) guidance to growth of 4 to 6 percent versus 2022, or 6 to 8 percent when excluding the impact from lapping the 53rd week in 2022.

The Company continues to anticipate high single-digit inflation for the year, reflecting low double-digit inflation in the first half of the year and mid-single-digit inflation in the second half of the year, with pricing and gross efficiencies continuing to contribute to Adjusted Gross Profit Margin(1)(2) recovery. 2023 Adjusted Gross Profit Margin is now expected to expand 125 to 175 basis points versus prior year. This expansion is expected to fund incremental investments across marketing, research and development, and technology.

The Company is raising 2023 Adjusted EPS(2) guidance to be in the range of $2.83 to $2.91, which includes a negative impact of approximately $0.04 from expected unfavorable changes in non-cash pension and post-retirement benefits and a currency headwind of approximately $0.02 at current foreign exchange rates. The expected 2023 year-over-year Adjusted EPS reflects a negative $0.06 impact from lapping a 53rd week in 2022. Additionally, the Company now expects an effective tax rate on Adjusted EPS to be in the range of 19 to 21 percent.
End Notes
(1)Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, Adjusted Gross Profit Margin, Adjusted EPS, and Free Cash Flow are non-GAAP financial measures. Please see discussion of non-GAAP financial measures and the reconciliations at the end of this press release for more information.
(2)Guidance for Organic Net Sales, Constant Currency Adjusted EBITDA, Adjusted Gross Profit Margin, and Adjusted EPS is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of such items impacting comparability, including, but not limited to, the impact of currency, acquisitions and divestitures, divestiture-related license income, restructuring activities, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, and equity award compensation expense, among other items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, the Company is unable to provide a reconciliation of these measures without unreasonable effort.
Earnings Discussion and Webcast Information
A pre-recorded management discussion of The Kraft Heinz Company's first quarter 2023 earnings is available at ir.kraftheinzcompany.com. The Company will host a live question and answer session beginning today at 9:00 a.m. Eastern Daylight Time. A webcast of the session will be accessible at ir.kraftheinzcompany.com.

ABOUT THE KRAFT HEINZ COMPANY
We are driving transformation at The Kraft Heinz Company (Nasdaq: KHC), inspired by our Purpose, Let’s Make Life Delicious. Consumers are at the center of everything we do. With 2022 net sales of approximately $26 billion, we are committed to growing our iconic and emerging food and beverage brands on a global scale. We leverage our scale and agility to unleash the full power of Kraft Heinz across a portfolio of six consumer-driven product platforms. As global citizens, we’re dedicated to making a sustainable, ethical impact while helping feed the world in healthy, responsible ways. Learn more about our journey by visiting www.kraftheinzcompany.com or following us on LinkedIn and Twitter.

Forward-Looking Statements
This press release contains a number of forward-looking statements. Words such as “advance,” “anticipate,” “believe,” “commit,” “continue,” “create,” “deliver,” “expect,” “maintain,” “will,” “guidance,” and “outlook,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Company's plans, impacts of accounting standards and guidance, growth, legal matters, taxes, costs and cost savings, impairments, dividends, expectations, investments, innovations, opportunities, capabilities, execution, initiatives, and pipeline. These forward-looking statements reflect management's current expectations and are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company's control.
Important factors that may affect the Company's business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, operating in a highly competitive industry; the Company’s ability to correctly predict, identify, and interpret changes in consumer preferences and demand, to offer new products to meet those changes, and to respond to competitive innovation; changes in the retail landscape or the loss of key retail customers; changes in the Company's relationships with significant customers or suppliers, or in other business relationships; the Company’s ability to maintain, extend, and expand its reputation and brand image; the Company’s ability to leverage its brand value to compete against private label products; the Company’s ability to drive revenue growth in its key product categories or platforms, increase its market share, or add products that are in faster-growing and more profitable categories; product recalls or other product liability claims; climate change and legal or regulatory responses; the Company’s ability to identify, complete, or realize the benefits from strategic acquisitions, divestitures, alliances, joint ventures, or investments; the Company's ability to successfully execute its strategic initiatives; the impacts of the Company's international operations; the Company's ability to protect intellectual property rights; the Company’s ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes, and improve its competitiveness; the influence of the Company's largest stockholder; the Company's level of indebtedness, as well as our ability to comply with covenants under our debt instruments; additional impairments of the carrying amounts of goodwill or other indefinite-lived intangible assets; foreign exchange rate fluctuations; volatility in commodity, energy, and other input costs; volatility in the market value of all or a portion of the commodity derivatives we use; compliance with laws and regulations and related legal claims or regulatory enforcement actions; failure to maintain an effective system of internal controls; a downgrade in the Company's credit rating; the impact of sales of the Company's common stock in the public market; the Company’s ability to continue to pay a regular dividend and the amounts of any such dividends; disruptions in the global economy caused by geopolitical conflicts, including the ongoing conflict between Russia and Ukraine; unanticipated business disruptions and natural events in the locations in which the Company or the Company's customers, suppliers, distributors, or regulators operate; economic and political conditions in the United States and in various other nations where the Company does business (including inflationary pressures, instability in financial institutions, general economic slowdown, or recession); changes in the Company's management team or other key personnel and the Company's ability to hire or retain key personnel or a highly skilled and diverse global workforce; our dependence on information technology and systems, including service interruptions, misappropriation of data, or breaches of security; increased pension, labor, and people-related expenses; changes in tax laws and interpretations; volatility of capital markets and other macroeconomic factors; and other factors. For additional information on these and other factors that could affect the Company's forward-looking statements, see the Company's risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission. The Company disclaims and does not undertake any obligation to update, revise, or withdraw any forward-looking statement in this press release, except as required by applicable law or regulation.

Non-GAAP Financial Measures
The non-GAAP financial measures provided in this press release should be viewed in addition to, and not as an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
To supplement the financial information provided, the Company has presented Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Net Income/(Loss), Adjusted EPS, and Free Cash Flow, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income/(loss), gross profit, diluted earnings per share (“EPS”), net cash provided by/(used for) operating activities, or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.
Management uses these non-GAAP financial measures to assist in comparing the Company’s performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company’s underlying operations. The Company believes:
•Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Net Income/(Loss), and Adjusted EPS provide important comparability of underlying operating results, allowing investors and management to assess the Company’s operating performance on a consistent basis; and
•Free Cash Flow provides a measure of the Company’s core operating performance, the cash-generating capabilities of the Company’s business operations, and is one factor used in determining the amount of cash available for debt repayments, dividends, acquisitions, share repurchases, and other corporate purposes.
Management believes that presenting the Company’s non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company’s results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting the Company’s business than could be obtained absent these disclosures.
Definitions
Organic Net Sales is defined as net sales excluding, when they occur, the impact of currency, acquisitions and divestitures, and a 53rd week of shipments. The Company calculates the impact of currency on net sales by holding exchange rates constant at the previous year's exchange rate, with the exception of highly inflationary subsidiaries, for which the Company calculates the previous year's results using the current year's exchange rate.

Adjusted EBITDA is defined as net income/(loss) from continuing operations before interest expense, other expense/(income), provision for/(benefit from) income taxes, and depreciation and amortization (excluding restructuring activities); in addition to these adjustments, the Company excludes, when they occur, the impacts of divestiture-related license income, restructuring activities, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, and equity award compensation expense (excluding restructuring activities). The Company also presents Adjusted EBITDA on a constant currency basis (Constant Currency Adjusted EBITDA). The Company calculates the impact of currency on Adjusted EBITDA by holding exchange rates constant at the previous year's exchange rate, with the exception of highly inflationary subsidiaries, for which it calculates the previous year's results using the current year's exchange rate.
Adjusted Gross Profit, Adjusted Net Income/(Loss), and Adjusted EPS are defined as gross profit, net income/(loss), and diluted earnings per share, respectively, excluding, when they occur, the impacts of restructuring activities, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, losses/(gains) on the sale of a business, other losses/(gains) related to acquisitions and divestitures (e.g., tax and hedging impacts), nonmonetary currency devaluation (e.g., remeasurement gains and losses), debt prepayment and extinguishment (benefit)/costs, and certain significant discrete income tax items (e.g., U.S. and non-U.S. tax reform), and including when they occur, adjustments to reflect preferred stock dividend payments on an accrual basis. Adjusted Gross Profit Margin is defined as Adjusted Gross Profit divided by net sales.
Free Cash Flow is defined as net cash provided by/(used for) operating activities less capital expenditures. The use of this non-GAAP measure does not imply or represent the residual cash flow for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.

		Schedule 1
The Kraft Heinz Company Condensed Consolidated Statements of Income (in millions, except per share data) (Unaudited)
	For the Three Months Ended
	April 1, 2023	March 26, 2022
Net sales	$6,489	$6,045
Cost of products sold	4,376	4,114
Gross profit	2,113	1,931
Selling, general and administrative expenses, excluding impairment losses	870	827
Goodwill impairment losses	—	(11)
Selling, general and administrative expenses	870	816
Operating income/(loss)	1,243	1,115
Interest expense	227	242
Other expense/(income)	(35)	(98)
Income/(loss) before income taxes	1,051	971
Provision for/(benefit from) income taxes	214	190
Net income/(loss)	837	781
Net income/(loss) attributable to noncontrolling interest	1	5
Net income/(loss) attributable to common shareholders	$836	$776

Basic shares outstanding	1,226	1,225
Diluted shares outstanding	1,234	1,234

Per share data applicable to common shareholders:
Basic earnings/(loss) per share	$0.68	$0.63
Diluted earnings/(loss) per share	0.68	0.63

					Schedule 2
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Three Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
April 1, 2023
North America	$4,885	$(26)	$—	$4,911
International	1,604	(78)	26	1,656
Kraft Heinz	$6,489	$(104)	$26	$6,567

March 26, 2022
North America	$4,601	$—	$—	$4,601
International	1,444	16	25	1,403
Kraft Heinz	$6,045	$16	$25	$6,004

Year-over-year growth rates
North America	6.2%	(0.5) pp	0.0 pp	6.7%	13.2 pp	(6.5) pp
International	11.1%	(6.7) pp	(0.3) pp	18.1%	19.3 pp	(1.2) pp
Kraft Heinz	7.3%	(2.1) pp	0.0 pp	9.4%	14.7 pp	(5.3) pp

	Schedule 3
The Kraft Heinz Company Reconciliation of Net Income/(Loss) to Adjusted EBITDA (dollars in millions) (Unaudited)
	For the Three Months Ended
	April 1, 2023	March 26, 2022
Net income/(loss)	$837	$781
Interest expense	227	242
Other expense/(income)	(35)	(98)
Provision for/(benefit from) income taxes	214	190
Operating income/(loss)	1,243	1,115
Depreciation and amortization (excluding restructuring activities)	217	217
Divestiture-related license income	(13)	(14)
Restructuring activities	(10)	19
Deal costs	—	8
Unrealized losses/(gains) on commodity hedges	11	(92)
Impairment losses	—	55
Certain non-ordinary course legal and regulatory matters	1	—
Equity award compensation expense	31	34
Adjusted EBITDA	$1,480	$1,342

Segment Adjusted EBITDA:
North America	$1,333	$1,173
International	255	242
General corporate expenses	(108)	(73)
Adjusted EBITDA	$1,480	$1,342

			Schedule 4
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Three Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
April 1, 2023
North America	$1,333	$(5)	$1,338
International	255	(15)	270
General corporate expenses	(108)	1	(109)
Kraft Heinz	$1,480	$(19)	$1,499

March 26, 2022
North America	$1,173	$—	$1,173
International	242	2	240
General corporate expenses	(73)	—	(73)
Kraft Heinz	$1,342	$2	$1,340

Year-over-year growth rates
North America	13.7%	(0.4) pp	14.1%
International	5.3%	(7.4) pp	12.7%
General corporate expenses	47.9%	(1.7) pp	49.6%
Kraft Heinz	10.3%	(1.6) pp	11.9%

										Schedule 5
The Kraft Heinz Company Reconciliation of GAAP Results to Non-GAAP Results (dollars in millions) (Unaudited)
	For the Three Months Ended
	April 1, 2023
	Gross profit	Selling, general and administrative expenses	Operating income/(loss)	Interest expense	Other expense/(income)	Income/(loss) before income taxes	Provision for/(benefit from) income taxes	Net income/(loss)	Net income/(loss) attributable to noncontrolling interest	Net income/(loss) attributable to common shareholders	Diluted EPS
GAAP Results	$2,113	$870	$1,243	$227	$(35)	$1,051	$214	$837	$1	$836	$0.68
Items Affecting Comparability
Restructuring activities	6	16	(10)	—	(2)	(8)	(1)	(7)	—	(7)	(0.01)
Unrealized losses/(gains) on commodity hedges	11	—	11	—	—	11	2	9	—	9	0.01
Certain non-ordinary course legal and regulatory matters	—	(1)	1	—	—	1	—	1	—	1	—
Losses/(gains) on sale of business	—	—	—	—	(1)	1	—	1	—	1	—
Nonmonetary currency devaluation	—	—	—	—	(3)	3	—	3	—	3	—
Adjusted Non-GAAP Results	$2,130							$844			$0.68

										Schedule 6
The Kraft Heinz Company Reconciliation of GAAP Results to Non-GAAP Results (dollars in millions) (Unaudited)
	For the Three Months Ended
	March 26, 2022
	Gross profit	Selling, general and administrative expenses	Operating income/(loss)	Interest expense	Other expense/(income)	Income/(loss) before income taxes	Provision for/(benefit from) income taxes	Net income/(loss)	Net income/(loss) attributable to noncontrolling interest	Net income/(loss) attributable to common shareholders	Diluted EPS
GAAP Results	$1,931	$816	$1,115	$242	$(98)	$971	$190	$781	$5	$776	$0.63
Items Affecting Comparability
Restructuring activities	4	(15)	19	—	—	19	5	14	—	14	0.01
Deal Costs	—	(8)	8	—	—	8	3	5	—	5	—
Unrealized losses/(gains) on commodity hedges	(92)	—	(92)	—	—	(92)	(23)	(69)	—	(69)	(0.05)
Impairment losses	66	11	55	—	—	55	16	39	—	39	0.03
Losses/(gains) on sale of business	—	—	—	—	(1)	1	—	1	—	1	—
Other losses/(gains) related to acquisitions and divestitures	—	—	—	—	38	(38)	(9)	(29)	—	(29)	(0.02)
Nonmonetary currency devaluation	—	—	—	—	(4)	4	—	4	—	4	—
Adjusted Non-GAAP Results	$1,909							$746			$0.60

	Schedule 7
The Kraft Heinz Company Adjusted Gross Profit Margin (dollars in millions) (Unaudited)
	For the Three Months Ended
	April 1, 2023	March 26, 2022
Adjusted Gross Profit	$2,130	$1,909
Net sales	6,489	6,045

Adjusted Gross Profit Margin	32.8%	31.6%

		Schedule 8
The Kraft Heinz Company Key Drivers of Change in Adjusted EPS (Unaudited)
	For the Three Months Ended
	April 1, 2023	March 26, 2022	$ Change
Key drivers of change in Adjusted EPS:
Results of operations(a)(b)	$0.81	$0.72	$0.09
Interest expense	(0.15)	(0.16)	0.01
Other expense/(income)	0.03	0.04	(0.01)
Effective tax rate	(0.01)	—	(0.01)
Adjusted EPS	$0.68	$0.60	$0.08
(a) Includes non-cash amortization of definite-lived intangible assets, which accounted for a negative impact to Adjusted EPS from results of operations of $0.04 for the three months ended April 1, 2023 and March 26, 2022.
(b) Includes divestiture-related license income, which accounted for a benefit to Adjusted EPS from results of operations of $0.01 for the three months ended April 1, 2023 and March 26, 2022.

	Schedule 9
The Kraft Heinz Company Condensed Consolidated Balance Sheets (in millions, except per share data) (Unaudited)
	April 1, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$826	$1,040
Trade receivables, net	2,286	2,120
Inventories	4,016	3,651
Prepaid expenses	329	240
Other current assets	755	842
Assets held for sale	4	4
Total current assets	8,216	7,897
Property, plant and equipment, net	6,776	6,740
Goodwill	30,888	30,833
Intangible assets, net	42,665	42,649
Other non-current assets	2,398	2,394
TOTAL ASSETS	$90,943	$90,513
LIABILITIES AND EQUITY
Commercial paper and other short-term debt	$2	$6
Current portion of long-term debt	840	831
Trade payables	4,804	4,848
Accrued marketing	758	749
Interest payable	315	264
Other current liabilities	2,235	2,330
Total current liabilities	8,954	9,028
Long-term debt	19,263	19,233
Deferred income taxes	10,162	10,152
Accrued postemployment costs	145	144
Long-term deferred income	1,465	1,477
Other non-current liabilities	1,601	1,609
TOTAL LIABILITIES	41,590	41,643
Redeemable noncontrolling interest	40	40
Equity:
Common stock, $0.01 par value	12	12
Additional paid-in capital	51,910	51,834
Retained earnings/(deficit)	831	489
Accumulated other comprehensive income/(losses)	(2,748)	(2,810)
Treasury stock, at cost	(852)	(847)
Total shareholders' equity	49,153	48,678
Noncontrolling interest	160	152
TOTAL EQUITY	49,313	48,830
TOTAL LIABILITIES AND EQUITY	$90,943	$90,513

	Schedule 10
The Kraft Heinz Company Condensed Consolidated Statements of Cash Flows (in millions) (Unaudited)
	For the Three Months Ended
	April 1, 2023	March 26, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/(loss)	$837	$781
Adjustments to reconcile net income/(loss) to operating cash flows:
Depreciation and amortization	220	220
Amortization of postemployment benefit plans prior service costs/(credits)	(3)	(4)
Divestiture-related license income	(13)	(14)
Equity award compensation expense	31	34
Deferred income tax provision/(benefit)	(3)	23
Postemployment benefit plan contributions	(6)	(7)
Goodwill and intangible asset impairment losses	—	(11)
Nonmonetary currency devaluation	3	4
Loss/(gain) on sale of business	1	1
Other items, net	29	(69)
Changes in current assets and liabilities:
Trade receivables	(151)	(123)
Inventories	(406)	(382)
Accounts payable	(32)	6
Other current assets	(53)	(91)
Other current liabilities	32	118
Net cash provided by/(used for) operating activities	486	486
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(266)	(214)
Payments to acquire business, net of cash acquired	—	(241)
Proceeds from sale of business, net of cash disposed and working capital adjustments	—	(20)
Other investing activities, net	2	6
Net cash provided by/(used for) investing activities	(264)	(469)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(1)	(9)
Dividends paid	(491)	(490)
Other financing activities, net	53	14
Net cash provided by/(used for) financing activities	(439)	(485)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	4	2
Cash, cash equivalents, and restricted cash
Net increase/(decrease)	(213)	(466)
Balance at beginning of period	1,041	3,446
Balance at end of period	$828	$2,980

	Schedule 11
The Kraft Heinz Company Reconciliation of Net Cash Provided By/(Used For) Operating Activities to Free Cash Flow (in millions) (Unaudited)
	For the Three Months Ended
	April 1, 2023	March 26, 2022
Net cash provided by/(used for) operating activities	$486	$486
Capital expenditures	(266)	(214)
Free Cash Flow	$220	$272